EXHIBIT 10-U



                    AMENDMENT TO STOCK OPTION AGREEMENT


          This is an Amendment effective as of August 10, 1995, to a certain Stock Option Agreement dated November 10, 1994, between GUARDSMAN PRODUCTS, INC., a Delaware corporation, and PAUL K. GASTON pursuant to action of the Board of Directors of Guardsman Products, Inc.

          Paragraph 2 of the November 10, 1994, Stock Option Agreement is amended in its entirety as of the effective date of this Amendment to read as follows:

          2. TERM. The right to exercise this option, in whole or in part, up to a total of 50,000 shares, shall commence on December 31, 1994, for a period of 10 years thereafter. If any portion of this option is not exercised during the 10-year period of exercisability, the unexercised portion of the option shall lapse.

          Except as herein amended, said Option Agreement remains in full force and effect as written.


                                   GUARDSMAN PRODUCTS, INC.


                                   By /S/ WINTHROP C. NIELSON, III
                                      Winthrop C. Nielson, III
                                      Chairman, Organization/Compensation
                                        Committee



                                   GRANTEE:


                                   /S/ PAUL K. GASTON
                                   Paul K. Gaston









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